UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2007

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13861 Sunrise Valley Drive, Suite 410, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 880-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Board of Trustees of Republic Property Trust (the "Company") has formed a temporary Special Committee of the Board, comprised of all four independent trustees (i.e., John S. Chalsty, Ronald D. Paul, Ronald J. Kramer and Greg H. Leisch). Mr. Chalsty will serve as the Special Committee’s Chairman. The Special Committee will, among other things, evaluate strategic alternatives, including, but not limited to: evaluating exercising the Company’s rights with respect to one or more Option Properties; a joint venture; a possible sale of the Company; a merger transaction; or continuing to execute on the Company’s business plan on a stand-alone basis. On May 10, 2007, the Board determined that (i) the Chairman will receive a one time payment of $60,000 and (ii) the remaining Committee members will receive a one-time payment of $45,000.

Item 8.01 Other Events.

On May 14, 2007, the Company announced that its Board of Trustees has formed a Special Committee to evaluate strategic alternatives. Such alternatives could include: evaluating exercising the Company’s rights with respect to one or more Option Properties; a joint venture; a possible sale of the Company; a merger transaction; or continuing to execute on the Company’s business plan on a stand-alone basis. Last week, the Company received an unsolicited indication of interest – with no specific price or terms – from another public REIT. It is contemplated that this and any other expressions of interest will be referred to the Special Committee and its advisors for their evaluation and consideration.

The Company advises that it has not set a definitive timetable for completion of its evaluation and emphasizes that there can be no assurance that the exploration of strategic alternatives will result in a transaction. The Company will not publicly disclose further information regarding the status of its evaluation until the process has been completed or unless or until the Company deems necessary or appropriate.

Statements in this Form 8-K that are not historical – including, among other things, the Company’s exploration of strategic alternatives – may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the Company’s various filings with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

May 16, 2007	By:	/s/ Gary R. Siegel

Name: Gary R. Siegel
Title: Chief Operating Officer and General Counsel